Exhibit 10.2

TERM B NOTE

$10,000,000.00	October 10, 2023

FOR VALUE RECEIVED, the undersigned, FITLIFE BRANDS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of FIRST-CITIZENS BANK & TRUST COMPANY, or registered assigns (the “Bank”), the principal sum of TEN MILLION AND 00/100THS DOLLARS ($10,000,000.00), together with accrued interest thereon, in accordance with the provisions of that Second Amended and Restated Credit Agreement dated as of October 10, 2023 between Borrower and Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined).

Borrower promises to pay principal and interest hereunder in such amounts, and on such dates, as are set forth in the Credit Agreement. All payments of principal and interest shall be made to Bank in U.S. dollars in immediately available funds at Bank's Office. If any amount is not paid in full when due (taking into account any applicable grace period), such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.

This Note is the Term B Note referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to mandatory and optional prepayment in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. This Note is secured by the Security Agreement and any other collateral document now or hereafter provided by Borrower to Bank.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA.

FITLIFE BRANDS, INC., a Nevada corporation

By:
Name: Dayton R. Judd Title: Chief Executive Officer

By:
Name: Jakob York Title: Chief Financial Officer

FitLife Brands

Term B Note